UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
January 19, 2006

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02	Results of Operations and Financial Condition.
     Pursuant to Item 2.02 of Form 8-K, the information contained in Item 9.01(c) and this Item 2.02 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On January 19, 2006, the Registrant issued a press release announcing its preliminary financial results for the second quarter ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments.
     In January 2006, the Company concluded that a goodwill impairment associated with the Company’s women’s mass merchant business of approximately $937,488, or $0.14 per diluted share, was required under generally accepted accounting principals. This is the amount by which the carrying value of this reporting unit’s goodwill exceeded the implied fair value of this reporting unit’s goodwill under SFAS No. 142. The Company estimates that there will no future cash expenditures related to the impairment. This impairment will be reflected in the financial statements included in the quarterly report on Form 10-Q for the second quarter ended December 31, 2005.

Item 8.01	Other Events.
     The Board of Directors declared a quarterly dividend of $0.0275 per common share that will be payable April 20, 2006, to shareholders of record at the close of business on March 31, 2006. A copy of a press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01(c)	Exhibits.

Exhibit 99.1	Press Release, dated January 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: January 19, 2006	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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